EXHIBIT 10.59




                [LOGO] AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

             STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE -- NET
                (DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.      Basic Provisions ("Basic Provisions").

1.1 Parties: This Lease ("Lease"), dated for reference purposes only, June 4, 1999, is made by and between G&I WALSH LLC, a Delaware limited liability company ("Lessor") and EXODUS COMMUNICATIONS, INC., a Delaware corporation ("Lessee"), (collectively the "Parties," or individually a "Party").

1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 2403 Walsh Avenue, Santa Clara, located in the County of Santa Clara, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the "Project", if the property is located within a Project) an industrial/commercial building (the "Building") with an agreed rentable area of 94,500 square feet ("Premises"). (See also Paragraph 2)

1.3 Term: Five (5) years and 7 months ("Original Term") commencing July 1, 2003 ("Commencement Date") and ending January 31, 2009
("Expiration Date"). (See also Paragraph 3)

1.4 Early Possession: [Not applicable] ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $108,675.00 per month ("Base Rent"), payable on the first day of each month commencing July 1, 2003. (See also Paragraph 4)

[X]     If this box is checked, there are provisions in this Lease for the
Base Rent to be adjusted. See Addendum 1.5

1.6 Base Rent Paid Upon Execution: $ None as Base Rent for the period [Not applicable].

1.7 Security Deposit: $ See Addendum 1.7 ("Security Deposit"). (See also Paragraph 5)

1.8 Agreed Use: Data Center processing and other lawful related uses. (See also Paragraph 6)

1.9 Insuring Party: Lessor is the "Insuring Party" unless otherwise stated herein. (See also Paragraph 8)

1.10 Real Estate Brokers: (See also Paragraph 15)

(a) Representation: The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction (check applicable boxes):

[X]     Landmark Asset Management Group represents Lessor exclusively
("Lessor's Broker");

[X]     The Commercial Property Services Company represents Lessee exclusively ("Lessee's Broker"); or

[   ] represents both Lessor and Lessee ("Dual Agency").

(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement

1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by [Not applicable] ("Guarantor"). (See also Paragraph 37)

1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of 19 pages and Exhibits A and B, all of which constitute a part of this Lease.

2.      Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

2.2 See Addendum 2.2

2.3 Compliance. Lessor makes no representation or warranty as to whether the improvements on the Premises comply with applicable laws, covenants or restrictions of record, building codes, regulations and ordinances ("Applicable Requirements") NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the commencement of the term of the Prior Sublease (as defined in Addendum 2.2), which is addressed in Paragraph 6.2(e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:

 (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last two (2) years of this Lease and the cost thereof exceeds six (6) months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within ten (10) days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to six (6) months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least ninety (90) days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(c); provided, however, that if such Capital Expenditure is required during the last two years of this and the cost thereof exceeds six (6) months Base Rent Lessor shall have the option to terminate this Lease upon ninety (90) days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within ten (10) days after receipt of Lessor's termination notice that Lessee will pay the difference between the actual cost of such Capital Expenditure and the amount equal to six
(6) months' Base Rent. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon thirty (30) days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee's intended use; (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises; and (c) neither Lessor, Lessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (a) Broker has made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises; and (b) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

3.      Term. See Addendum 3.1

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing within ten (10) days after the end of such sixty (60) day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said ten (10) day period, Lessee's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within four (4) months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.      Rent.

4.1. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating.

5.      Security Deposit. See Addendum 1.7.

6.      Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, diesel fuel and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit. See Addendum 6.2(a).

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party other than Lessor.

(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises during the term of this Lease or the Prior Sublease by or for Lessee, or any party other than Lessor (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the date of commencement of the Prior Sublease or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the date of commencement of the Prior Sublease unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in Paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access in accordance with Section 32 of the Addendum to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination. See Addendum 6.2(g).

6.3 Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, as the same pertain to interpretation of the Applicable Requirements without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

6.4 Inspection; Compliance. Lessor and Lessor's "Lender" (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times in accordance with Section 32 of the Addendum, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the reasonable cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

7.      Maintenance; Repairs, Utility Installations; Trade Fixtures and
Alterations.

7.1 Lessee's Obligations.

(a) In General. Subject to the provisions of Addendum 2.2 and
Paragraphs 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a good and tenantable condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b) Service Contracts. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) clarifiers (viii) basic utility feed to the perimeter of the Building, and (ix) any other equipment, if reasonably required by Lessor.

(c) Replacement. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if the Basic Elements described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to generally accepted accounting principles for depreciation thereof (including interest on the unamortized balance at the Prime Rate (as defined in Addendum 7.1), with Lessee reserving the right to prepay its obligation at any time. See Addendum 7.1

7.2 Lessor's Obligations. Subject to the provisions of Addendum 2.2, and Paragraphs 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 Utility Installations; Trade Fixtures; Alterations. See Addendum
7.3

(a) Definitions; Consent Required. The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a) or that Lessee is permitted to remove pursuant to Addendum 7.4. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed $100,000 in any one year.

(b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications whether or not such Alterations or Utility Installations require Lessor's consent. For work which costs more than $1,000,000 excluding the cost of any Trade Fixtures, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

(c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration. See Addendum 7.4

(a) Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) Surrender/Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof (except for those which Lessee is permitted to remove pursuant to Addendum paragraph 7.4 or required to remove pursuant to subparagraph 7.4(b) above) broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.      Insurance; Indemnity.

8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $10,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice. See Addendum 8.1

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $10,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (including the perils of flood and/or earthquake), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss. See Addendum 8.3

(b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

8.4 Lessee's Property/Business Interruption Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $5,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations except in the case of a casualty occurring during the final year of the term of this Lease. Lessee shall provide Lessor with written evidence that such insurance is in force.

(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, IX, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom. Nothing in this Paragraph 8.8 is intended to relieve Lessor from its obligations, if any, under Paragraph 6.2 of this Lease (including the Addendum).

9.      Damage or Destruction.

9.1 Definitions.

(a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction.

Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility
Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party; provided, however, that if Lessor actually receives proceeds sufficient to cover the full amount of the loss, excluding any deductible, this Paragraph 9.2 shall govern.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice. See Addendum 9.3.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty
(60) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds two (2) month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and
(b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

9.6 Abatement of Rent; Lessee's Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises
Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. "Commence" shall mean the beginning of the actual work on the Premises. See Addendum 9.6.

9.7 Termination - Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.     Real Property Taxes.

10.1 Definition of "Real Property Taxes." As used herein, the term
"Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor's right to gross revenues therefrom, (But not any tax on Lessor's net income from all sources) and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises.

10.2   See Addendum 10.2

(a) Payment of Taxes. Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment. If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

(b) Advance Payment. In the event Lessee incurs a late charge on any Rent payment two (2) times during any twelve (12) month period, Lessor may, at Lessor's option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee, either:
(i) in a lump sum amount equal to the installment due, at least twenty
(20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. All monies paid to Lessor under this Paragraph may be intermingled with other monies of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, at the option of Lessor, be treated as an additional Security Deposit.

10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be reasonably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.

12.     Assignment and Subletting. See Addendum 12

12.1 Lessor's Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed.

(b) A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than twenty-five percent (25%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall be a Default curable after notice per Paragraph 13.1(c). If Lessee fails to cure such Default within the applicable cure period, Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

(e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease; (ii) release Lessee of any obligations hereunder; or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

(c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 or three percent (3%) of the current monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor that portion of the Rent due and to become due under the sublease demanded in such notice from Lessor, provided that the amount demanded shall not exceed all amounts then due and payable by Lessee hereunder, including any past due Rent, as current Rent. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents demanded by to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.     Default; Breach; Remedies. See Addendum 13.1

13.1 Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) business days following written notice to Lessee.

(c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts,
(iii) the rescission of an unauthorized assignment or subletting, (iv) a Tenancy Statement, (v) a requested subordination, (vi) any document requested under Paragraph 42 (easements), or (vii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) or in the case of any of the item set forth in clauses (i), (ii) or (viii), thirty (30) days following written notice to Lessee.

(d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph 13.1 (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(f) The discovery that any financial statement of Lessee given to Lessor was materially false.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such
Breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided;
(iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph
13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of Rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to six percent (6%) of each such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be more than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, or in the case of an emergency, without waiting for the 30 day cure period to expire then Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to two (2) month's Base Rent, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building portion of the Premises, or more than twenty-five percent (25%) of the land area portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after Lessee obtains knowledge that the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.     Brokers' Fee.

15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys' fees reasonably incurred with respect thereto.

16.     Estoppel Certificates. See Addendum 16

(a) Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party, or by any prospective purchase of the Premises, or by any existing or prospective lender to Lessor.

 (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee shall deliver within five (5) business days after written request by Lessor, to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including, but not limited to, Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor, and the transferee or assignee shall be responsible for the performance of ??? obligations and covenants under this lease from which the prior Lessor is ????. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and Attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.     Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, return receipt requested with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given on the next business day after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon completion of legible transmission provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to an amount equal to two times the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.     Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lessor's Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor; or (iii) be bound by prepayment of more than one (1) month's rent.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within sixty
(60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee's option, directly contact Lessor's lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys' Fees. If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents and any Lender and its agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, inspecting the Premises, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "For Sale" signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary "For Lease" signs. Lessee may at any time place on or about the Premises any ordinary "For Sublease" sign. See Addendum 32

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Except for ordinary "For Sublease" signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent, which consent all not be unreasonably withheld or delayed. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including, but not limited to, architects', attorneys', engineers' and other consultants'
fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including, but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.     Options. See Addendum 39

39.1 Definition. "Option" shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Options Personal To Original Lessee. Each Option granted to
Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple
Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or
(iv) in the event that Lessee has been given three (3) or more notices of separate Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term,
(i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) Lessor gives to Lessee three (3) or more notices of separate Default during any twelve (12) month period, whether or not the Defaults are cured.

40. Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties, except those resulting from Lessor's willful misconduct or gross negligence.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44. Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within thirty (30) days after request, deliver to the other Party satisfactory evidence of such authority.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto. See Addendum 46.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification.

48. Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties
and/or Brokers arising out of this Lease [   ] is [X] is not attached to
this Lease.

50.     See Addendum 50.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.


ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.      SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS
LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.


The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:                              Executed at:
on:                                       on:
By LESSOR: C&I WALSH LLC,                 By LESSEE:
   a Delaware limited liability company   EXODUS COMMUNICATIONS, INC.
By: G&I Investment Walsh LLC,             a Delaware corporation
   a Delaware limited liability company,
   its managing member
By: G&I Investment Walsh Corp.,           By: /s/ ADAM WEGNER
   a Delaware corporation,                Name: Adam Wegner
   its managing member                    Title: Vice President and General
                                                 Counsel
       By:     /s/ BRIAN JIMENEZ          By: [SIGNATURE ILLEGIBLE]
               Name: Brian Jimenez        Name: [NAME ILLEGIBLE]
               Title: Vice President      Title: [TITLE ILLEGIBLE]
Address:                                  Address:
 c/o Landmark Asset, Management Group       2831 Mission College Boulevard
    23422 Mill Creek Drive, Suite 125,      Santa Clara, CA 95051
    Laguna Hills, CA 92653                Telephone: (408) 346-2220
Telephone: (949) 830-7616                 Facsimile: (408) 346-2206
Facsimile: (949) 472-9342 Federal ID No.  Federal ID No.

NOTE: These forms are often modified to meet the changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No. (213) 687-8616

                               ADDENDUM TO STANDARD
                  INDUSTRIAL/COMMERCIAL SINGLE-LESSEE LEASE - NET

THIS ADDENDUM (this "Addendum") is attached to and made a part of that certain Standard Industrial/Commercial Single-Lessee Lease - Net, dated June 4, 1999 (the "Lease"), by and between G&I WALSH LLC, a Delaware limited liability company ("Lessor"), and EXODUS COMMUNICATIONS, INC., a Delaware corporation ("Lessee"). To the extent any provisions of this Addendum are inconsistent with the provisions of the Lease, the terms of this Addendum shall prevail.

1.5 Increases of Base Rent. Effective as of each February 1 during the Term, commencing with February 1, 2004, the monthly Base Rent payable under the Lease shall be increased as follows:

                       Increase Date         Monthly Base Rent
                          2/l/2004              $ 114,345.00
                          2/1/2005              $ 120,015.00
                          2/1/2006              $ 126,630.00
                          2/1/2007              $ 132,300.00
                          2/l/2008              $ 138,915.00

1.7 Letter of Credit for Security Deposit.

(a) Upon execution of this Lease, Lessee shall deliver to Lessor the Letter of Credit described below as security for Lessee's performance of all of Lessee's covenants and obligations under this Lease; provided, however, that neither the Letter of Credit nor any Letter of Credit Proceeds (as defined below) shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure of Lessor's damages upon Lessee's default. The Letter of Credit shall be maintained in effect from the date hereof through the date which is one hundred twenty (120) days after the Expiration Date, as the same may be extended in accordance with the provisions of this Lease, provided that upon Lessee's surrender of the Premises at the expiration of the Term, Lessor and Lessee shall endeavor to determine as soon as practicable any amounts owing by Lessee on account of its obligation to restore the Premises, and within five (5) Business Days after payment of such amount (and any other amounts owing to Lessor) and Lessee's fulfillment of any other obligations to Lessor, Lessor shall return to Lessee the Letter of Credit and any Letter of Credit Proceeds then held by Lessor (other than those held for application by Lessor as provided below). Lessor shall not be required to segregate the Letter of Credit Proceeds from its other funds, and in no event shall Letter of Credit Proceeds or any portion thereof be deemed to be held in trust for Lessee. No interest shall accrue or be payable to Lessee with respect Letter of Credit Proceeds. Lessor may (but shall not be required to) draw upon the Letter of Credit and use the proceeds therefrom (the "Letter of Credit Proceeds") or any portion thereof to cure any Breach under this Lease or to compensate Lessor for any damage Lessor incurs as a result of Lessee's failure to perform any of its obligations hereunder, it being understood that any use of the Letter of Credit Proceeds shall not constitute a bar or defense to any of Lessor's remedies set forth in Paragraph 13 below. In such event and upon written notice from Lessor to Lessee specifying the amount of the Letter of Credit Proceeds so utilized by Lessor and the particular purpose for which such amount was applied, Lessee shall immediately deliver to Lessor an amendment Letter of Credit or a replacement Letter of Credit in an amount equal to one hundred percent (100%) of the amount specified below. Lessee's failure to deliver such replacement Letter of Credit to Lessor within five (5) business days of Lessor's notice shall constitute a Breach hereunder. If Lessee is not in default at the expiration or termination of this Lease, within one hundred twenty (120) days after such expiration or termination, or such earlier date as provided above, Lessor shall return to Lessee the Letter of Credit or the balance of the Letter of Credit Proceeds then held by Lessor; provided, however, that in no event shall any such return be construed as an admission by Lessor that Lessee has performed all of its obligations hereunder. No Lender (as defined in Paragraph 30.1), nor any purchaser at any judicial or private foreclosure sale of the Premises or any portion thereof, shall be responsible to Lessee for such Letter of Credit or any Letter of Credit Proceeds unless such holder or purchaser shall have actually received the same.

(b) As used herein, Letter of Credit shall mean an unconditional, irrevocable letter of credit (hereinafter referred to as the "Letter of Credit") issued by a major "money center" bank satisfactory to Lessor in its sole and absolute discretion (the "Bank"), drawings under which may be made at an office of the Bank located in either New York, New York, or San Francisco, California, or Los Angeles, California, naming Lessor as beneficiary, in the amounts set forth below, and otherwise in form and substance satisfactory to Lessor. The initial amount of the Letter of Credit shall be Two Hundred Thousand Dollars ($200,000.00) during the period from the execution of this Lease through June 30, 2002; not later than July 1, 2002, the amount of the Letter of credit shall be increased to Three Hundred Thousand Dollars ($300,000.00); and not later than July 1, 2003, the amount of the Letter of Credit shall be increased to Six Hundred Thousand Dollars ($600,000.00), and shall be maintained in said amount for so long as the Letter of Credit is required to be maintained pursuant to subparagraph (a), above. In addition, should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessee shall, upon thirty (30) days' written notice from Lessor, cause the amount of the Letter of Credit to be "increased to an amount necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. Furthermore, if a change in control of Lessee occurs during the term of this Lease or the Prior Sublease (as defined in Section 2.2 of this Addendum), and following such change in control, (1) Lessee is not a publicly traded company, and (2) the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall, upon thirty days' written notice from Lessor, cause the amount of the Letter of Credit to be increased, effective on the later to occur of the expiration of thirty (30) days after Lessor gives such notice, or the thirtieth (30th) day prior to the Commencement Date, to an amount, which, in Lessor's reasonable judgment, is commercially reasonable based on such change in financial condition. The Letter of Credit shall be for an initial term of not less than one year and shall provide: (i) that Lessor may make partial and multiple draws thereunder, up to the face amount thereof, (ii) that Lessor may draw upon the Letter of Credit up to the full amount thereof, as determined by Lessor, and the Bank will pay to Lessor the amount of such draw upon receipt by the Bank of a sight draft signed by Lessor and accompanied by a written certification from Lessor to the Bank stating either: (A) that a Breach has occurred and is continuing under this Lease or (B) that Lessor has not received notice from the Bank that the Letter of Credit will be renewed by the Bank for at least one (l) year beyond the then applicable expiration date and Lessee has not furnished Lessor with a replacement Letter of Credit as hereinafter provided; and
(iii) that, in the event of Lessor's assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Lessor, without charge and without recourse, to the assignee or transferee of such interest and the Bank shall confirm the same to Lessor and such assignee or transferee. The Letter of Credit shall further provide that a draw thereon pursuant to clause (ii)(B) above may only be made during the thirty (30) day period preceding the then applicable expiration date of the Letter of Credit. In the event that no later than thirty (30) days prior to then applicable expiration date of the Letter of Credit, neither (1) the Bank shall have notified Lessor that the Letter of Credit will be renewed for at least one (1) year beyond the then applicable expiration date, nor (2) Lessee shall have delivered to Lessor a replacement Letter of Credit in the amount required hereunder and otherwise meeting the requirements set forth above, then Lessor shall be entitled to draw on the Letter of Credit as provided above, and shall hold the proceeds of such draw as Letter of Credit Proceeds pursuant to subparagraph (a) above and Paragraph 5 of the Lease, provided that such drawing shall not constitute a waiver of Lessor's right to declare a Breach of the Lease pursuant to subparagraph 13.1(c) of this Addendum.

(c) At any time during the Term, Lessee may replace any Letter of Credit provided hereunder with another Letter of Credit meeting the requirements hereunder, and Lessor shall cooperate in arranging a simultaneous exchange of such Letters of Credit.

2.2 Lessee in Possession Under Sublease; Premises Leased "As-Is." The parties acknowledge that immediately prior to the Commencement Date of the Term of this Lease (also referred to sometimes in this Lease as the "Start Date"), Lessee shall have been in possession of a portion of the Premises consisting of an agreed rentable area of 82,474 square feet, since July 1, 1999, pursuant to a sublease agreement between Talus Corporation, a California corporation, formerly known as Scientific Custom Metal Products International, Inc. ("Prior Lessee"), as sublessor, and Lessee, as sublessee, made with the consent of Lessor (the "Prior Sublease"). In addition, except in the event of commencement of the Term (including, if applicable, Early Commencement (as defined in Addendum Paragraph 3.1)) which occurs prior to the termination of the CAT Sublease (as defined in Addendum Paragraph 3.1), Lessee shall also have been in possession of the remaining portion of the Premises (consisting of the CAT Space, as defined in Addendum Paragraph 3.1) immediately prior to the Commencement Date, pursuant to the Prior Sublease. The lease pursuant to which Prior Lessee currently leases the Premises from Lessor, as the same may be amended from time to time, is referred to herein as the "Prior Master Lease." Accordingly, the lease of the Premises (including, but not limited to, the CAT Space) to Lessee pursuant to this Lease shall be on an "As-Is, WITH ALL FAULTS" basis. Lessor makes no representation or warranty of any nature to Lessee with respect to the Premises or any part, element or component thereof, including, but not limited to, electrical, plumbing, fire sprinkler, life safety, lighting, or heating ventilating and air conditioning ("HVAC") systems, loading doors, roof, exterior walls, foundations or other structural elements.

3.1 Condition to Commencement.

A. It shall be a condition to the commencement of the Term of this Lease that Lessee shall not have defaulted under the Prior Sublease beyond the expiration of any applicable cure period, and that the Prior Sublease shall not have terminated for any reason prior to the scheduled expiration date of June 30, 2003, except as provided below in this Addendum Paragraph 3.1.

B. Notwithstanding the provisions of subparagraph A of this Addendum Paragraph 3.1, in the event that the Prior Sublease is terminated solely as a result of the termination of the Prior Master Lease by Lessor due to a default of the Prior Lessee under the Prior Master Lease, then so long as Lessee is not then in default under the terms of the Prior Sublease, and no event shall have occurred and be continuing which, under the terms of the Prior Sublease would constitute a default of Lessee thereunder after the giving of notice or passage of time, or both, then the Original Term of this Lease shall commence immediately upon the termination of the Prior Master Lease and Prior Sublease ("Early Commencement"). In the event of Early Commencement, the Commencement Date hereunder shall be adjusted accordingly, but the Expiration Date shall not be changed, and the Monthly Base Rent for any period of the Original Term occurring prior to the originally scheduled Commencement Date (i.e., July 1, 2003) due to Early Commencement shall be determined for the applicable period in accordance with the following schedule, subject to subparagraph C of this Addendum Paragraph 3.1:

            Starting Date          Ending Date         Monthly Base Rent
              7/1/1999              1/31/2000            $ 77,065.00
              2/l/2000              1/31/2001            $ 80,918.00
              2/1/2001              1/31/2002            $ 85,050.00
              2/l/2002              1/31/2003            $ 89,775.00
              2/1/2003              6/30/2003            $ 94,500.00

C. In addition, in the event of Early Commencement, notwithstanding the provisions of subparagraph 1.7(b) of this Addendum, above, Lessee shall cause the amount of the Letter of Credit to be increased to Six Hundred Thousand Dollars ($600,000.00), within thirty
(30) days after the Commencement Date (as determined pursuant to this Addendum Paragraph 3.1 based on Early Commencement), and the Letter of Credit shall be maintained in said amount for so long as the Letter of Credit is required to be maintained Pursuant to subparagraph 1.7(a) of this Addendum 1.7.

D. The parties acknowledge that upon the commencement of the Prior Sublease, and for a term continuing through December 31, 2001, with an option to extend through December 31, 2006, a portion of the Premises consisting of an agreed rentable area of 12,026 square feet (the "CAT Space") is being subleased by Prior Lessee to Computer Access Technology Corporation ("CAT"), pursuant to a Standard Office Lease-- Gross, between Prior Lessee and CAT, dated October 3, 1996, with attached First Addendum to Lease Agreement (with attached Exhibits A and
B) (the "CAT Sublease"). If commencement of the Term of this Lease (including, if applicable, Early Commencement) occurs prior to termination of the CAT Sublease, then (i) pursuant to an assignment of Prior Lessee's rights under the CAT Sublease by Prior Lessee to Lessee, CAT shall remain in possession of the CAT Space as a subtenant of Lessee, and Lessee shall be deemed to have taken possession of the entire Premises upon commencement of the Term of this Lease (including, if applicable, Early Commencement), (ii) there shall be no adjustment of the amount of Monthly Base Rent or any other sums payable hereunder on account of CAT remaining in possession of the CAT Space, and (iii) Lessee shall be entitled to receive all rent payable by CAT under the CAT sublease, and Addendum Paragraph 12.C shall not be applicable to any portion of the term of the CAT Sublease occurring prior to December 31, 2006; provided, however, that any extension of the term of the CAT Sublease beyond December 31, 2006, shall be subject to Paragraph 12 of the Lease and this Addendum, including, but not limited to, Paragraph 12.C.

6.2(a) Consent to Diesel Fuel Tank(s). Lessor hereby consents to the installation by Lessee of one or more above-ground diesel fuel tanks at the Premises, provided that such installation shall be in compliance with all Applicable Requirements, and Lessee shall obtain Lessor's prior approval of the precise location thereof, and of the protective enclosures or encasements thereof, which approval shall not be unreasonably withheld or delayed.

6.2(g) Limitations on Lessor's Termination Option Under Paragraph 6.2(g); Lessee's Termination Option. Notwithstanding any provision of subparagraph 6.2(g), Lessor shall not be permitted to exercise the termination option under clause (ii) of subparagraph 6,2(g), (1) if Lessor is subject to an order of a governmental agency with jurisdiction over the Hazardous Substance Condition requiring Lessor to remediate the same, unless such remediation cannot practicably be accomplished with Lessee remaining in possession of the Premises, or (2) unless in Lessor's reasonable judgment, continued occupancy of the Premises by Lessee without remediation of the Hazardous Substance Condition poses a risk of potential liability to Lessor. Furthermore, and notwithstanding any provision of subparagraph 6.2(g), Lessor shall be under no duty to remediate any Hazardous Substance Condition except to the extent Lessor is subject to an order of a governmental agency with jurisdiction over the Hazardous Substance Condition requiring Lessor to remediate the same. To the extent Lessor is subject to an order of a governmental agency with jurisdiction over the Hazardous Substance Condition requiring Lessor to remediate the same, Lessor shall diligently proceed with such remediation, in accordance with any remedial action plan approved by the appropriate governmental agency(ies). In the event that in the opinion of the environmental consultant hired by Lessor to oversee the remediation, the remediation cannot practicably be completed without Lessee vacating the Premises for a period which will exceed six
(6) months, Lessee shall have the option to terminate this Lease by giving notice to Lessor within thirty (30) days after Lessee is notified by Lessor that the remediation cannot practicably be completed without Lessee vacating the Premises for a period which will exceed six (6) months (which notification shall include notice of the date Lessor requires Lessee to vacate the Premises for such remediation, which date shall not be earlier than six (6) months after the date of such notification, except to the extent it is reasonably necessary for Lessor to commence such remediation on an earlier date in order to comply with any order of a governmental agency requiring Lessor to remediate the same, including any remedial action plan approved by the appropriate governmental agency(ies)), such termination to be effective upon the date set forth in Lessor's notice that Lessor requires Lessee to vacate the Premises.

7.1 Additional Provisions Applicable to Paragraph 7.1. As used in the Lease, the term "Prime Rate" means the prime rate of interest published in the Wall Street Journal on the first day of the month in which the applicable replacement Basic Element is installed at the property (or the first day of such month on which the Wall Street Journal is published), provided that if a range of interest rates is published for the prime rate on such day, the highest rate in such range shall be used. In the event that the generally accepted accounting principles specifies a range of time for the useful life of any Basic Element which is replaced, the shortest time allowed under generally accepted accounting principles shall be used for the amortization period under Paragraph 7.1 of the Lease.

7.3 Additional Provisions Applicable to Paragraph 7.3(a). The following sentences are added to the end of Paragraph 7.3(a) of the
Lease: "In addition, Lessee may install satellite dishes, not to exceed two (2) feet in diameter, on the roof of the Building only, without Lessor's consent, but upon notice to Lessor, provided that such satellite dishes are installed behind a roof screen, are not visible from the street, and are installed in compliance with Applicable Law. If Lessee wishes to use other satellite dishes and/or install satellite dishes in any other manner or location, such installation shall be in compliance with Applicable Law, and shall not be made without Lessor's prior written approval of such installation, which approval shall not be unreasonably withheld or delayed." Lessor shall not unreasonably withhold or delay the granting of its consent (either as Lessor hereunder, or as Lessor under the Prior Master Lease) to Alterations, Utility Installations or Trade Fixtures which are consistent with the types of Alterations, Utility Installations or Trade Fixtures approved by Lessor in connection with Lessee's occupancy of the adjacent building located at 2401 Walsh Avenue, Santa Clara. Lessor shall not unreasonably withhold or delay the granting of its consent to the installation by Lessee of security fencing which will in part enclose the Building, provided that such installation shall be in compliance with Applicable Requirements, and Lessee shall obtain Lessor's prior written approval of the precise location, height and type thereof. Lessee agrees that reasonable considerations in determining such approval shall include, but not be limited to, whether such security fencing unreasonably interferes with the use or occupancy (including parking, ingress and egress) of 2401 Walsh Avenue or its marketability to prospective tenants or subtenants.

7.4 Additional Provisions Applicable to Paragraph 7.4. To the extent any item installed at, or any alteration or modification made to, the Premises by Lessee during the term of the Prior Sublease would fall within the definitions of any of "Utility Installations," "Trade Fixtures," "Alterations" or "Lessee Owned Alterations and/or Utility Installations" if the same were installed or made during the term of this Lease, then for all purposes of this Lease, including but not limited to, Paragraph 7.4, the same shall be deemed to constitute "Utility Installations," "Trade Fixtures," "Alterations" or "Lessee Owned Alterations and/or Utility Installations," as applicable, under this Lease, except that if Lessor's consent to the same was either obtained or not required under the terms of the Prior Sublease, then no further consent to the same shall be required under Paragraph 7.3 of this Lease. The following provisions are added at the end of Paragraph 7.4(c): "Without limiting the generality of the foregoing, prior to the last day of the Lease term or any earlier termination date, and subsequent to the removal of all satellite dishes and other equipment which Lessee is entitled or required to remove from the roof upon the termination of this Lease, Lessee shall replace the roof of the Premises, and the replacement roof shall comply with the specifications set forth on Exhibit B to this Lease." Notwithstanding any provisions of subparagraph 7.4(a) to the contrary, but subject to the final sentence of this Addendum Paragraph 7.4, Lessor acknowledges that the following items installed at the Premises shall at all times during the term of this Lease be and remain the Property of Lessee, and Lessee shall have the right to remove the same upon the expiration of the term of the Lease, subject to Lessee's obligations under subparagraph 7.4(c):

(a) Permanent and temporary generator systems including enclosures and fuel tanks with the associated electronic and manual switch gear.

(b) Independent, stand-alone air-conditioning units, provided that following the removal of such units the Building has a fully functioning HVAC system adequate in Lessor's sole judgment for general office purposes.

(c) Raised Flooring, Racking, Cage materials, cabinets and patch panels.

(d)     UPS Battery Systems including electrical switch gear.

(e)     FM200 fire suppression canisters, piping and nozzles.

(f)     VESDA or smoke sensor stations in ceiling or floor area.

(g) Inside or outside security cameras, access card reader stations, VCR, multiplexer, monitors and computers.

(h) Partition and conference room furniture systems and freestanding, cabinets, storage units.

(i) Telephone and voice mail system with desk stations and receptionist, computers, servers, printers, phone sets.

(j)     Fiber Muxes or other Telco equipment installed in MPOE rooms.

(k) Emergency distribution board and telephone backboard with connectors.

(l)     Maintenance bypass electronic and manual switch gear.

(m) Kitchen appliances like microwaves, refrigerators and vending machines.

(n)     Console monitors, screen projection and screens in command center.

(o) Bulletproof/resistant glass, provided that removal of the same shall be conditioned upon replacement of the openings with other glazing suitable in Lessor's reasonable judgment.

(p)     Satellite dishes or other communications equipment.

(q) Electrical distribution equipment consisting of an automatic transfer switch, parallel switch and bypass unit, parallel UPS
Units and several power distribution units installed inside the Building by Lessee, inward from the most inward point(s) of connection to all transformers, switches, meters and other electrical distribution equipment installed by the public utility providing power to the Building. The parties acknowledge that Lessee intends to request that the City of Santa Clara Power and Electric Company to add two new 3000 AMP services to the Building, including two transformers placed on the exterior of the Building (one for each 3000 AMP service), and one or more power switches and metering boxes inside the Building, which are not part of the electrical distribution equipment that Lessee is entitled to remove pursuant to this Addendum Paragraph 7.4.

(r) Customer and vendor equipment and related materials of the type listed above in this Addendum Paragraph 7.4.

(s) Lessee, Lessee Customer and Lessee Vendor personal property which is not attached to the Premises.

(t) Any Trade Fixtures similar or related to the foregoing items that was installed by or for Lessee pursuant to the terms of the Lease.

Notwithstanding the foregoing, if the Lease terminates prior to the scheduled Expiration Date (as the same may be extended in accordance with Addendum Paragraph 39) as a result of a Breach by Lessee under the Lease, then Lessee shall have no right to remove any of items listed in subparagraphs (a), (b) or (q), above; provided that Lessor may require Lessee to remove any of such items (or Lessor may remove such items at Lessee's sole cost and expense), and any such items which Lessor does not require Lessee to remove shall become the sole property of Lessor upon termination of the Lease.

8.1 Additional Provisions Applicable to Paragraph 8.1. Notwithstanding the provisions of Paragraph 8.1, Lessor, and not Lessee shall pay any increases in the premiums for the property insurance covering the Premises carried by Lessor pursuant to Paragraph 8.3 to the extent such increase results from any acts or omissions occurring on, or the use or occupancy of, any building(s) owned by Lessor which are adjacent to the Building, and which arc not occupied by Lessee, either as a direct tenant of Lessor, or as a subtenant.

8.3 Additional Provisions Applicable to Paragraph 8.3. Notwithstanding the provisions of subparagraph 8.3(a), the deductible for earthquake insurance may exceed $5,000, but shall not exceed the greater of $100,000 or 20% of the replacement cost of the Building, as determined by the insurer issuing the earthquake insurance policy.

9.3 Additional Provisions Applicable to Paragraph 9.3. In the event Lessor elects to complete the repairs pursuant to clause (i) of Paragraph 9.3, and fails to actually complete the same within six (6) months after the date of damage or destruction, subject to extension for Force Majeure (as defined below), Lessee shall have the right at any time after the expiration of such six (6) month period, as the same may be extended for Force Majeure, but prior to Lessor actually completing such repairs, to terminate this Lease by giving written notice to Lessor. As used in this Lease, "Force Majeure" shall mean strikes, lockouts, labor disputes, shortages of material or labor, fire, flood or other casualty, acts of God, any delays caused by Lessee or any other cause beyond the control of Lessor.

9.6 Additional Provisions Applicable to Paragraph 9.6. If Lessor shall be obligated to repair or restore the Premises pursuant to any provision of Article 9, and it is possible, at additional cost, to commence such repair or restoration earlier than ninety (90) days after such obligation shall accrue and/or to accelerate the work so that the same shall be completed prior to the deadline for Lessor to complete the same pursuant to the applicable provision of Article 9, then upon Lessee's written request, and subject to the conditions set forth below, Lessor shall use its best efforts to commence such repair or restoration as soon as is possible, subject to availability of labor and materials; provided that (1) prior to incurring any additional costs to commence such repair or restoration earlier than Lessor is obligated to do so or to accelerate the work, Lessee shall have agreed, in writing, to pay all such additional costs, and shall have deposited with Lessor, funds equal to the amount reasonably estimated by Lessor as the total amount of such additional costs to be incurred (provided that the amount of such deposit shall not limit Lessee's liability to pay such additional costs, and Lessor shall refund to Lessee upon completion of the repair and restoration, the amount of such deposit, if any, in excess of the additional costs incurred); and (2) in no event will Lessor be obligated to commence any repair or restoration prior to obtaining all necessary governmental permits and approvals therefor.

10.2 Contest of Real Property Taxes. Lessee may contest the amount of Real Property Taxes assessed against the Premises, at its sole cost and expense, including, but not limited to, any penalties or fees associated with an unsuccessful contest. In the event Lessee elects to contest the amount of Real Property Taxes, Lessee must pay the contested Real Property Taxes under protest, and apply for a refund, or provide such security as Lessor may require to prevent such taxes from becoming a delinquent lien upon the Premises. Any refund of Real Property Taxes paid by Lessee with respect to the term of this Lease shall belong to Lessee, whether received as a result of a contest by Lessee or otherwise, and regardless of when received. Lessee shall have no right to any refund of Property Taxes applicable to any period of time other than the term of this Lease, even if such refund is received during the term of this Lease.

12.     Additional Provisions Applicable to Assignment and Subletting.

A. The provisions of Paragraph 12 shall be fully operative immediately upon execution of this Lease, and shall apply to the occurrence of any transaction or event occurring after the execution of the Lease, but prior to the commencement of the Term thereof, as well as any transaction or event occurring during the Term thereof.

B. Notwithstanding any provision of Paragraph 12 of the Lease or this Addendum, in the event of any change in the control of Lessee, such change in control shall not constitute an assignment of the Lease so long as Lessee is a publicly traded company immediately following such change in control.

C. Notwithstanding any provision of Paragraph 12, Lessor, as a condition to giving its consent to any assignment or subletting, may require that Lessee pay to Lessor, as additional Rent under the Lease,

          (i) in the case of an assignment where the Lease is the only asset assigned by Lessee to the assignee, promptly after receipt by Lessee (or any affiliate thereof or other person or entity designated by Lessee) seventy-five percent (75%) of the amount, if any, by which
          (A) any consideration (including, without limitation, payment for leasehold improvements) paid by the assignee to Lessee or such affiliate or other designated person or entity for the assignment or otherwise attributable to the value of Lessee's interest in the Lease exceeds (B) the Assignment or Subletting Costs (as defined below);

          (ii) in the case of an assignment where the Lease is not the only asset assigned by Lessee to the assignee (e.g., an assignment in connection with a sale of Lessee's operations at the Premises or an assignment resulting from a change in control of Lessee where Lessee is not a publicly traded company immediately following such change in control), on a monthly basis, seventy-five percent (75%) of the amount, if any, by which (A) the Prevailing Market Rent (as defined below) for the Premises for each month of the term of the Lease after the date of the assignment exceeds (B) the total amount of Rent payable hereunder for each such month; as used herein, the term "Prevailing Market Rent" for the Premises shall mean the total monthly Rent that Lessor could obtain for each month of term of the Lease remaining after the date of the assignment from a third party desiring to lease the Premises for the remaining term of the Lease after the date of the assignment, taking into account the age of the Building, the size of the Premises, the quality of construction of the Building, the other terms of this Lease, the rental and any other consideration then being obtained for new leases of space comparable to the Premises in the locality of the Building and all other factors that would be relevant to a third party desiring to lease the Premises for such term in determining the rental such party would be willing to pay therefor, but excluding any rental value attributable to any items Lessee is permitted to remove from the Premises upon expiration of the term of this Lease pursuant to Paragraph 7.4 of this Addendum; provided that if Lessee and Lessor are unable to agree upon the Prevailing Market Rent within thirty
          (30) days after the date of the assignment, then the Prevailing Market Rent for the remaining term of this Lease shall be determined by appraisal following the same procedures as set forth in Paragraph 39(c) of this Addendum for the determination of "Fair Market Rent" for the first year of a Renewal Option Term; and

          (iii) in the case of a sublease, on a monthly basis, seventy-five percent (75%) of the amount, if any, by which (A) the rent paid to Lessee (or any affiliate thereof or other person or entity designed by Lessee) for the sublet space by the sublessee (such rent to include all consideration paid for the sublet space) for each month exceeds (B) the total amount of Rent payable under the Lease attributable to the sublet space for such month; provided, however, that in the case of a sublease, prior to paying any amounts to Lessor pursuant to this Paragraph 12.C(iii), Lessee may recover out of the rent or other consideration payable by the sublessee to Lessee (or any affiliate thereof or other person or entity designated by Lessee), and use such recovery to reimburse itself for, a pro rata share of the Assignment or Subletting Costs incurred in connection with such sublease, such pro rata share to be determined by allocating an equal portion of the total amount of Assignment or Subletting Costs incurred in connection with such sublease to each month of the term of such sublease; if there is more than one sublease under this Lease, the amounts (if any) to be paid by Lessee to Lessor pursuant to this subparagraph (iii) shall be separately calculated for each sublease and amounts due Lessor with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease.

As used herein, the term "Assignment or Subletting Costs" means the total amount of any brokerage commissions paid by Lessee in connection with a specific subletting or assignment (not to exceed commissions typically paid in the market at the time of such subletting or assignment), Lessee's reasonable costs of advertising the space for sublease or assignment, Lessee's reasonable legal fees and expenses in connection with such assignment or sublease, and any improvement allowance or other inducement (such as moving expenses and lease takeover obligations), paid by Lessee to the sublessee or assignee; provided that, as a condition to Lessee recovering Assignment or Subletting Costs pursuant to subparagraph (i) or (iii) of this Paragraph 12.C, Lessee shall provide to Lessor, within sixty (60) days of Lessor's execution of Lessor's consent to the assignment or subletting, a detailed accounting of the Assignment or Subletting Costs and supporting documents, such as receipts and invoices, except that if any Assignment or Subletting Costs are not determinable by such date, Lessee shall so state in its accounting, identifying with reasonable specificity the costs not determinable, and promptly after such costs are determinable, but in no event later than thirty (30) days after effective date of the assignment or ninety (90) days after the commencement of the term of such sublease, as applicable, a supplemental accounting shall be delivered to Lessor setting forth all Assignment or Subletting Costs and supporting documents (if not previously delivered).

D. Notwithstanding any provision of Paragraph 12, the granting of a security interest in the Lease by Lessee in connection with a senior secured credit facility provided by Goldman, Sachs & Co. ("GS"), shall not constitute an assignment of the Lease, and shall not require Lessor's consent under the Lease; provided that GS shall not be entitled to foreclose such security interest or otherwise take any possessory interest in the Premises or any portion thereof, unless GS assumes all of Exodus' obligations under the Lease and the Exodus Sublease (if the term thereof shall not have expired), and cures all then uncured defaults (if any) under the Lease and the Exodus Sublease (if the term thereof shall not have expired).

13.1 Additional Breaches. In addition to the events set forth in Paragraph 13.1, the occurrence of any of the following events shall constitute a Breach under this Lease, and Lessor shall have all rights and remedies available under the Lease in the event of a Breach as result thereof:

(a) The termination of the Prior Sublease for any reason prior to June 30, 2003, except under circumstances which, pursuant to Paragraph
3.1 of this Addendum result in Early Commencement of this Lease.

(b) The failure of Lessee to cause the amount of the Letter of Credit to be increased as and when required in accordance with the requirements of subparagraph 1.7(b) of this Addendum, or Paragraph 3.1 of this Addendum, if applicable, where such failure continues for a period of three (3) business days following written notice to Lessee.

(c) Upon the election of Lessor, in the event that no later than thirty (30) days prior to then applicable expiration date of the Letter of Credit, neither (1) the Bank shall have notified Lessor that the Letter of Credit will be renewed for at least one (1) year beyond the then applicable expiration date, nor (2) Lessee shall have delivered to Lessor a replacement Letter of Credit in the amount required hereunder and otherwise meeting the requirements set forth in Paragraph 1.7 of this Addendum.

(d) The occurrence of any Breach under (and as defined in) that certain Standard Industrial/Commercial Single-Tenant Lease - Net, dated as of January 29, 1999, between Lessor and Lessee, covering premises located at 2401 Walsh Avenue, Santa Clara.

16. Replacement of Paragraph 16(b). The following is substituted for Paragraph 16(b): "(b) If the Responding Party shall fail to execute or deliver a proposed Estoppel Certificate which is submitted to the Responding Party by the Requesting Party within the ten day period set forth in Paragraph 16(a) of the Lease, then the Responding Party shall be deemed to have agreed that all matters set forth in such proposed Estoppel Certificate are true and correct and shall be estopped from denying the truth of any of the matters set forth in said proposed Estoppel Certificate."

23.1 Notices. Any notice given to Lessee at the address set forth on the signature page of the Lease shall be marked "Attention: Chief Financial Officer." A duplicate of any notice given to Lessee under this Lease shall be sent, in the manner required under Paragraph 23.1 of this Lease, to Exodus Communications, Inc., Attention: Kyle Barriger, IDC Manager, 2403 Walsh Avenue, Santa Clara, CA 95054, Telephone: (408) 346-1507, Facsimile: (408) 346-2420. A duplicate of any notice given to Lessor under this Lease shall be sent, in the manner required under Paragraph 23.1 of this Lease, to Lessor in care of DRA Advisors, Inc., 1180 Avenue of the Americas, 18th Floor, New York, NY 10036, Telephone:
(212) 764-3210, Facsimile: (212) 764-3571.

32. Lessor's Access to the Premises. Lessor acknowledges that Lessee intends to operate a secure internet data center facility at the Premises. Accordingly, except in the case of an emergency, Lessor, its agents, any Lender or its agents shall give Lessee twenty-four (24) hours' advance notice prior to entering the Premises, and Lessee shall have the right to require that a representative of Lessee accompany any parties entering the Premises. In the case of an emergency, Lessor or its agents shall make such effort as is deemed appropriate by Lessor or its agents under the circumstances to contact an on-site representative of Lessee, if one is present at the Premises, prior to entering the Premises; provided, however, that if an on-site representative cannot be located after such effort is made, or if immediate entry to the Premises without attempting to locate an on-site representative of Lessee is deemed appropriate by Lessor or its agents due to the nature of the emergency, Lessor or its agents may enter the Premises unaccompanied by a representative of Lessee.

39.     Option to Renew.

(a) Lessor hereby grants to Lessee two options (each, a "Renewal Option") to renew the term of this Lease, each for an additional term of five (5) years (each, a "Renewal Option Term"), upon and subject to the terms and conditions set forth in this Paragraph 39 of this Addendum and Paragraph 39 of the Lease. The first Renewal Option Term will commence immediately following the Expiration Date of the initial term of this Lease (the "Initial Term") and will terminate on the fifth anniversary of the Expiration Date of the Initial Term. The first Renewal Option shall be exercised, if at all, by written notice to Lessor on or before the date that is twelve (12) months prior to the Expiration Date of the Initial Term. The second Renewal Option Term will commence immediately following the expiration date of the first Renewal Option Term and will terminate on the fifth anniversary of the expiration date of the first Renewal Option Term. The second Renewal Option shall be exercised, if at all, by written notice to Lessor on or before the date that is twelve
(12) months prior to the expiration date of the first Renewal Option Term. If Lessee exercises a Renewal Option, each of the terms, covenants and conditions of this Lease shall apply during the applicable Renewal Option Term as though the expiration date of the applicable Renewal Option Term was the date originally set forth herein as the Expiration Date of this Lease, provided that: (1) during the first Renewal Option Term, there shall only be one more Renewal Option under this Paragraph 39, and during the Second Renewal Option Term, there shall be no further Renewal Options under this Lease, (2) the monthly Base Rent to be paid during the first year of the Renewal Option Term shall be the greater of
(i) one hundred five percent (105%) of the monthly Base Rent payable for the month immediately prior to the commencement of the applicable Renewal Option Term, or (ii) the Fair Market Rent, as hereinafter defined, for the Premises for the Renewal Option Term, and (3) the monthly Base Rent to be paid during each year after the first year of the Renewal Option Term shall be equal to one hundred five percent (105%) of the monthly Base Rent payable for the preceding year. As used herein, the term "Fair Market Rent" for the Premises shall mean the monthly Base Rent that Lessor could obtain for each month of the first year of the applicable Renewal Option Term from a third party desiring to lease the Premises for a five (5)-year term commencing at the commencement of the applicable Renewal Option Term, taking into account the increases in rent provided under clause (3), above, the age of the Building, the size of the Premises, the quality of construction of the Building, the other terms of this Lease, the rental and any other consideration then being obtained for new leases of space comparable to the Premises in the locality of the Building and all other factors that would be relevant to a third party desiring to lease the Premises for a five (5)-year term commencing at the commencement of the applicable Renewal Option Term in determining the rental such party would be willing to pay therefor, but excluding any rental value attributable to any items Lessee is permitted to remove from the Premises upon expiration of the term of this Lease pursuant to Paragraph 7.4 of this Addendum.

(b) If Lessee exercises a Renewal Option, Lessor shall send to
Lessee, on or before the date that is one hundred twenty (120) days prior to the Expiration Date of the Initial Term, in the case of the first Renewal Option, or one hundred twenty (120) days prior to the expiration date of the first Renewal Option Term, in the case of the second Renewal Option, a notice setting forth the Fair Market Rent for the Premises for the first year of the applicable Renewal Option Term. If Lessee disputes Lessor's determination of the Fair Market Rent for the first year of a Renewal Option Term, Lessee shall, within thirty
(30) days after the date of Lessor's notice setting forth Lessor's determination thereof, send to Lessor a notice stating that Lessee disagrees with Lessor's determination of Fair Market Rent for the first year of the Renewal Option Term and elects to resolve the disagreement as provided in subparagraph 39(c) below. If Lessee does not send to Lessor a notice as provided in the previous sentence, Lessor's determination of the Fair Market Rent shall be the basis for determining the monthly Base Rent to be paid by Lessee hereunder during the first year of the applicable Renewal Option Term. If Lessee elects to resolve the disagreement as provided in subparagraph 39(c) below and such procedures shall not have been concluded prior to the commencement of the applicable Renewal Option Term, Lessee shall pay monthly Base Rent in an amount equal to the greater of (i) one hundred five percent (105%) of the monthly Base Rent payable for the month immediately prior to the commencement of the applicable Renewal Option Term or (ii) the Fair Market Rent (on a monthly basis) as determined by Lessor in the manner provided above. If the amount of Fair Market Rent for the first year of the applicable Renewal Option Term as finally determined pursuant to subparagraph 39(c) is greater than Lessor's determination, Lessee shall pay to Lessor the difference between the amount paid by Lessee and the Fair Market Rent as so determined pursuant to subparagraph 39(c) within thirty (30) days after the determination. If the Fair Market Rent for the first year of the applicable Renewal Option Term as finally determined pursuant to subparagraph 39(c) is less than Lessor's determination, the difference between the amount paid by Lessee and the Fair Market Rent as so determined pursuant to subparagraph 39(c) shall be credited against the next installment(s) of monthly Base Rent due from Lessee to Lessor hereunder.

(c) Any disagreement regarding the Fair Market Rent for the first year of the applicable Renewal Option Term shall be resolved as follows:

        (i) if, within thirty (30) days after Lessee's response to Lessor's notice to Lessee of the Fair Market Rent, Lessor and Lessee shall not have reached agreement as to the Fair Market Rent for the first year of the applicable Renewal Option Term, they shall each select one appraiser to determine the Fair Market Rent for the first year of the applicable Renewal Option Term. Each such appraiser shall arrive at a determination of the Fair Market Rent for the first year of the applicable Renewal Option Term and submit their conclusions to Lessor and Lessee within forty-five (45) days after the expiration of the thirty (30) day period described in this subparagraph (i).

        (ii) If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Fair Market Rent for the first year of the applicable Renewal Option Term. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than five percent (5%) of the lower of the two, the average of the two shall be the Fair Market Rent for the first year of the applicable Renewal Option Term. If the two appraisals differ by more than five percent (5%) of the lower of the two, then the two appraisers shall immediately select a third appraiser who shall within thirty (30) days after his or her selection make his or her own determination of the Fair Market Rent for the first year of the applicable Renewal Option Term and submit such determination to Lessor and Lessee simultaneously. Neither Lessor nor Lessee shall advise the third appraiser of the Fair Market Rent determinations delivered by the first two appraisers, and Lessor and Lessee shall instruct the first two appraisers not to advise the third appraiser of such determinations. If the Fair Market Rent determined by the third appraiser is the average of the determinations of the Fair Market Rent determined by the first two appraisers, the third appraiser's determination of Fair Market Rent shall be the Fair Market Rent. If such is not the case, Fair Market Rent shall be the Fair Market Rent as determined by Lessor's appraiser or Lessee's appraiser which is closest to the determination of Fair Market Rent by the third appraiser.

        (iii) All appraisers appointed pursuant to this Lease shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years' experience appraising commercial and industrial properties in Santa Clara county. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser, if necessary plus one-half of any other costs incurred in resolving the disagreement pursuant to this subparagraph 39(c).

46. Counterparts; Facsimile Signatures. The Lease and this Addendum may be signed in counterparts, and delivered by facsimile, and such facsimile counterparts shall be valid and binding on Lessor and Lessee with the same effect as if original signatures had been exchanged.

50. Parking. Subject to the rules and regulations promulgated from time to time by Lessor, Lessee shall be entitled to use 49.7% of the parking spaces for the 2401/2403 Walsh Avenue complex for use by its agents, servants, employees and invitees (individually and collectively referred to as "Lessee's Invitees") for parking of passenger vehicles with a capacity of 8 persons or less only. If Lessor in its sole discretion agrees in writing to permit Lessee to use any parking spaces or areas which could be used for parking spaces for any other purpose (e.g., temporary storage of materials, satellite dish installation, etc.), Lessee's then current number of parking spaces will automatically be reduced by the number of spaces utilized for such purpose plus any spaces which cannot be reasonably used for normal parking as a result thereof. Lessee agrees that overnight parking is prohibited. Lessee also agrees that under no circumstances shall Lessee's Invitees in any manner interfere with occupancy and/or access to the property known as 2401 Walsh Avenue, including, without limitation, interference with the ingress or egress to the building, parking lot or shipping and receiving areas. If Lessee commits, permits or allows any of the prohibited activities described herein or in the rules and regulations then in effect, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle(s) involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor. Lessee agrees that Lessor or its designee may re-stripe the existing parking lots so as to reconfigure the same, so long as such re-striping or reconfiguration does not reduce the number of parking spaces that Lessee is otherwise entitled to use under the Lease. Subject to the prior written approval of Lessor, which approval shall not be unreasonably withheld or delayed, Lessee may re-stripe the existing parking lots so as to reconfigure the same, so long as such re-striping or reconfiguration does not reduce the number of total parking spaces for the 2401/2403 Walsh Avenue complex or unreasonably interfere with the use or occupancy of 2401 Walsh Avenue or its marketability to prospective tenants and subtenants. Provided that Lessee shall have obtained Lessor's approval of such restriping as required under this Paragraph 50, then notwithstanding anything contained in the Lease, Lessee shall not have any obligation to change the striping or configuration of the parking lots back to the original configuration at the termination of the Lease.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Addendum as of the date of the Lease.

                  Lessee:   EXODUS COMMUNICATIONS, INC.,
                            a Delaware corporation,


                            By: /s/ ADAM WEGNER
                            Name: Adam Wegner
                            Title: Vice President and General Counsel

                  Lessor:   G&I WALSH LLC,
                            a Delaware limited liability company


                            By:     G&I Investment Walsh LLC,
                                    a Delaware limited liability company,
                                    its managing member

                                    By:     G&I Investment Walsh Corp.,
                                            a Delaware corporation, its
                                            managing member

                                    By: /s/ BRIAN T. SUMMERS
                                    Name: Brian T. Summers
                                    Title: Vice President


                                    EXHIBIT A





                              [Intentionally omitted]


                                    Exhibit B

                                SPECIAL CONDITIONS
                                       for
                               WALSH RESEARCH CENTER
                             2401 & 2403 Walsh Avenue
                                  Santa Clara, CA

ASBESTOS: The Contractor will conform to all state and local laws concerning the removal and disposal of materials containing asbestos. Asbestos may be present in, but not necessarily limited to, the following areas: roof membrane, parapet flashing.

DECK (LOW AREAS): After the removal of the existing roofing membranes, the slope of the deck is to be checked and any low areas are to be filled with the appropriate material at the directions of the Owner's engineer.

DRAINAGE/DOWNSPOUTS: The Contractor will be responsible for the removal and reinstallation of all drains, screens, downspouts, gutters and related drainage details. The Contractor will be responsible for the contracting of plumbing and related work for all drains.

The Contractor shall be sure that all drains are open and have proper fitting screens and that downspouts and gutters have been reinstalled with proper water sealed attachments.

ELECTRICAL EQUIPMENT: The Contractor will be responsible for the removal and reinstallation of all electrical jacks, conduits and related work including the blocking and clamping of conduit pipes. The reroofing bids shall include the cost of this work. The Contractor will be responsible for confirming schedules of electrical users in the event interruptions are necessary.

EXTRA PLY IN DRAINAGE CHANNELS: Contractor will be responsible for the installation of an additional ply of roofing material in the drainage channels. Bids will include this work.

HVAC CURB COUNTERFLASHING: The Contractor will be responsible for the installation of counterflashing at the top of all HVAC curbs. The flashing will be 26 Ga. Galvanized sheet metal flashing. The flashing will counterflash the curb flashing (roofing material) a minimum of 3".

HVAC/DUCTWORK: The Contractor will be responsible for the removal and reinstallation of all movable HVAC units and duct work if needed to install the new roof membrane. If the Contractor must move units and ductwork, the Contractor will be responsible for the alignment/leveling of the unit, the proper attachment of the unit to the sleepers/curbing and insure that the units/ductwork are reinstalled in a watertight manner. All caulking, sealants, hardcasting and flex duct connectors disturbed will be the responsibility of the Contractor to replace. The cost of this work will be included in the base bid.

The Contractor will also be responsible for coordinating schedules of mechanical equipment with users in the event shutdowns are necessary.

LOADING OF EQUIPMENT AND MATERIALS ONTO THE ROOF: It will be the responsibility of the roofing contractor to load and store materials and equipment onto the roof in manner that will not cause damage to the beams, glulams, purlins, subpurlins, columns or deck sheathing, etc. IF damages does occur, the contractor will be responsible for all damages.

INTERIOR DRAIN SUMPS: The Contractor will be responsible for the sumping of the existing interior drains. The price for this work shall be included in the base bid. The price will include labor and material cost (framing materials, plywood, hardware, etc.) to install the sumps at a depth of 2" (two inches) at each interior drain. The price shall include drain plumbing.

METAL COPING: The existing parapet metal coping is to be saved and reused.

PARAPET FLASHING (Concrete): The existing parapet flashing will be removed, the parapet cleaned and primed with undiluted asphalt primer. Install 2 (two) plies of Type IV felt in full mopping of Type III asphalt to the parapet, then install the capsheet in a full mopping of Type III asphalt, staggering the SBS laps from the plysheet laps. "Blankets" will not be permitted. The flashing will be mechanically fastened at the parapet top, with the appropriate fasteners. Reuse parapet coping metal.

PERIMETER META: The existing gravel stop will be removed and replaced with new metal of equal grade and dimensions. The new metal will be set in mastic on top of the ply sheets. The flange will be nailed every 3" staggered. The flange will be primed and flashed with 2 (two) additional plies before the cap sheet is installed.

SANITARY FACILITIES: The contractor will provide portable toilet facilities for their employees.

SITE MAINTENANCE: The Contractor is responsible to remove all construction debris, nails, and trash each day. The Contractor is responsible to open and keep drains clear of all debris.

SLEEPER/LEVELING BLOCK REPLACEMENT: The Contractor will be responsible for the replacement of all HVAC sleepers and leveling blocks. The sleeper and block material will be #2 Redwood. Wood dimensions will equal existing materials. All pipe support blocks will be replaced with #2 Redwood and set on All sleepers will be lag bolted to the substrate with 5/8" lag screws. The screws will penetrate the Purlin or Gluelam beam a minimum 4 1/2". Lag screws will be counter sunk.

SLEEPER, MECHANICAL EQUIPMENT SUPPORTS: The Contractor will be responsible for the lag bolting of all roof mounted sleepers to the substrate. All roof mounted sleepers will be flashed with 2 plies of Type IV felt and SBS modified bitumen flashing sheets installed in full moppings of Type III asphalt. Finished cuts will be sealed with flashing cement. The price of this work will be included in the base bid.

UNSECURED SLEEPER/MECHANICAL EQUIPMENT SUPPORTS: The Contractor will be responsible for the lag bolting of all unbolted roof-mounted sleepers to the substrate. The Contractor will also be responsible for the installation of flashing on all roof-mounted sleepers. The sleeper flashing will consist of 2 plies of Type IV felts and SBS modified bitumen flashing sheets, installed in full mopping of Type III asphalt. The Contractor's base bid will include the cost of this work.

VENTS, STACKS: The Contractor will be responsible for the proper reinstallation and alignment of all vents, stacks, fans, etc. that are related to any interior plumbing, heating or cooling equipment and replacement of any missing vent or stack tops. Any metal found to be rusted or damaged beyond repair shall be replaced and all bids should include this.

Exhaust stacks must be realigned with interior ducts, so that original service may be continued. The Contractor will be responsible for damages incurred by Owner for alterations of performance in heating, cooling or ventilation.

WATER TESTING: Contractor shall provide necessary labor and equipment to water test any part of/or complete roof as directed by the Owners
Consultant.

THE CONTRACTOR WILL CONFORM TO ALL STATE AND LOCAL LAWS CONCERNING THE REMOVAL, DISPOSAL OR USE OF ANY HAZARDOUS MATERIAL.

                                GENERAL CONDITIONS

                                   SUBMITTALS

Product Data - Submit complete manufacturer's product data of all material and systems to Owner for approval, consisting of complete product description and specifications, complete performance test data, Material Safety Data Sheet, complete preparation and installation instructions, and other pertinent technical data required for complete product and product use information.

Contractor is to submit written certification to the Owner by the producer of the roofing materials to indicate that all materials supplied will comply with all requirements of the appropriate ASTM Standards and that all materials are suitable for roofing.

Contractor shall obtain all necessary permits and submit copies of the same to Owner. Insurance binders for the following limits must be received and on file at the project office prior to the commencement of any work by your firm.

A.      INSURANCE COVERAGE

1. Comprehensive General Liability Insurance, including Broad Form Property Damage and Blanket Contractual Liability, for limit of liability of no less than $2,000,000 combined single limits is required.

2. Automobile Liability Insurance for $1,000,000 per accident, Worker's Compensation and Employee's Liability must be verified in writing and on file in the project office.

3. Additional Insured Endorsement. Hard Copy must be attached to certificate Naming the following Additional Insureds as respects to General Liability.

        Additional Insureds: M. J. Kelleher & Associates, Inc.

B.      LIEN RELEASES

1. Signed lien releases and copies of invoices for material purchased for delivery to this project by the supplier or his agent, must accompany the request for payment for same.

2. Lien releases will be required to be completed at the project office prior to the release of any funds. Payment of all funds will be made through the general offices by the Owner on approved invoices less 10% retention.

                                 QUALITY ASSURANCE

All work shall conform to the governing laws and the following building codes: Uniform Building codes and local city and county codes.

In addition, the work shall strictly conform to the approved roofing material manufacturer's written requirements, instructions and specifications for this particular rook deck type and projection conditions.

A licensed Roofing Inspector may be retained by the Owner under a separate contract to inspect all materials and workmanship for roof installation. Contractor shall provide this inspector free access to materials and work areas for the purpose of performing his duties.

                                   COORDINATION

The Contractor shall notify the Owner whenever roofing work is to be done in sufficient time to arrange for inspection. The Contractor is responsible for contacting the inspector when the work is done on weekends, holidays or other such times. Work done without such acknowledgment is subject to the Inspector's discretion concerning the removal of said work.

Prior to the commencement of the built-up roofing work, a conference is to be held at the site, attended by the Owner or his representative, the Roofing Contractor, the Roofing Inspector and other parties who may have an interest. The purpose of this conference shall be to review the specifications, details, application requirements and other pertinent aspects of the work.

Prior to beginning the work, the Contractor shall inspect all mechanical and electrical equipment that may be affected by the roofing work.

It shall be the responsibility of the Roofing Contractor to ensure that all the Owner's or Tenant's property shall be operating and in the same condition upon completion of the roofing work as it was prior to reroofing operations.

This inspection shall include the inside of the building as to fixtures, insulation, etc., that may be affected by roofing operations.

If the contractor determines that defects exist prior to the start of his roofing construction, he shall bring this to the Owners's attention in writing. Otherwise, the Roofing Contractor shall be considered responsible for any damage incurred.

                       PRODUCT DELIVERY, STORAGE AND HANDLING

Deliver, store and handle all materials in such a manner as to avoid all types of damage. Keep all materials in factory wrappings and containers until ready for use.

Handle all materials to avoid damage, store rolled goods on ends only, and discard rolls which have been flattened, creased or otherwise damaged.

Do not dilute primers, roofing cements or asphalt. Keep containers closed until material is used. Do not allow mixing of various bituminous classes.

Insulation, ply sheets, etc. shall be dry when applied and shall be protected from the weather during installation. Any materials damaged by exposure to the elements or other cause shall be rejected and promptly removed from the site.

                                     CLEAN-UP

Remove smears and asphalt runs from adjacent surfaces immediately, as the work progresses. Exercise particular care to prevent smearing or staining of surrounding surfaces which will be exposed in the finished work, and repair any damage done to same as a result of this work without additional cost to Owner.

Remove all cartons, debris, debris from removal process, emptied containers, etc., as the work progresses, but not less than daily and finally at completion of work of this section. Legally dispose of same off the site.

                                    GUARANTEE

The Manufacturer of the roofing materials shall be liable for any of their defective materials.

The Roofing Contractor will provide the Owner a 3-year, labor and materials warranty.

The Owner shall have the roof inspected by an independent professional on an annual basis and shall perform all necessary maintenance.

                                **END OF SECTION**


DEMOLITION                                                         SECTION 02120

PART 1 -- GENERAL

1.1  RELATED DOCUMENTS

The Standard Provisions of LANDMARK ASSET MANAGEMENT GROUP and Special Provisions shall apply to all work of this section.

1.2  DESCRIPTION OF WORK

A. The work consists of furnishing all labor, materials, equipment, services and Transportation required to complete the removal of existing membrane, flashing, sheet metal and related items as specified herein. Access to the roof will also be designated by the Owner's Agent.

B.      Related Work Specified Elsewhere

        Built-up Roofing:           Section 07500

        Flashing and Sheet Metal:   Section 07600

1.3  JOB CONDITIONS

The removal of existing roof shall be by an approved method. Any damage to the deck due to negligence shall be reported and repaired at the Contractor's expense. All work requiring the removal, disconnection or handling of electrical and mechanical equipment shall be done by a licensed electrical and mechanical Contractor and shall be part of this contract. Mechanical and electrical equipment damaged by the Contractor shall be repaired at the Contractor's expense.

1.4  DEMOLITION AND REMOVAL

All work shall be performed in accordance with the requirements of the Owner as to location of equipment and movement and storage of materials and debris. All materials shall be handled at the location designated by the Owner and shall be done so via closed chutes and closed containers so as to cause as little dust and pollution as possible. The Contractor shall not remove more roofing than can be replaced in the same day.

                                ** END OF SECTION **


BUILT-UP ROOFING                                                   SECTION 07500

PART 1 - GENERAL

1.1  RELATED DOCUMENTS

The Standard Provisions of LANDMARK ASSET MANAGEMENT GROUP and Special Provisions shall apply to all work of this section.

1.2  DESCRIPTION OF WORK

A. The work consists of furnishing all labor, materials, equipment, services and transportation required to complete the installation of new built-up roofing over kraft paper, flashings, sheet metal, jacks, drains and the reinstallation of drains and related items as specified in the contract documents.

B.      Related Work Specified Elsewhere

        Demolition and Romoval:    Section 02120

        Flashing and Sheet Metal:  Section 07600

1.3  STANDARDS

UL-Listed Products: Provide felts and bitumens which have been tested and listed by UL and bear the UL label on each package, or are shipped to the Project with a UL certification of compliance.

1.4  SUBMITTALS

Manufacturer's Data: Submit to the Owner 3 copies each of specifications, installation instructions, Material Safety Data Sheets, and general recommendations from the roofing materials manufacturer, for each type of roofing product required, including sheet metal work and miscellaneous products. Include manufacturer's data substantiating that the materials comply with the requirements and those of SMACNA for metal work.

1.5  GUARANTEE-WARRANTY

The manufacturer of the roofing materials shall be liable for any of their defective materials.

The Roofing Contractor will provide the Owner a 3-year, labor and materials warranty.

The Owner shall have the roof inspected by an independent professional on an annual basis and shall perform all necessary maintenance.

1.6  PRODUCT HANDLING

Deliver, store and handle all materials in such a manner as to avoid all types of damage. Keep all materials in factory wrappings and containers until ready for use. If the materials are stored on site, they shall be kept on pallets and protected by tarpaulins.

Handle all materials to avoid damage, store rolled goods on ends only, discard rolls which have been flattened, creased or otherwise damaged.

Do not dilute primers, roofing cements, or asphalt. Keep containers closed until material is used. Do not allow mixing of various bituminum classes.


BUILT-UP ROOFING                                                   SECTION 07500

PART 2 - PRODUCTS

2.1  MATERIALS

A.      Basic Bid Only:

Built-up roofing system shall be a 4-ply ASTM D-2178-Type VI glass reinforced system over kraft paper all in accordance with the standards established by these specifications or equivalent by another manufacturer approved by the Owner, prior to the bid date.

                     Manufacturer         Specification Number
                     ------------         --------------------
                     GAF                  N-B-4-M(ASTM TYPE VI)
                     Manville             4 GNC  (ASTM TYPE VI)


1.      Base Sheet. ASTM D-4601, Type II

2.      Ply Sheets: ASTM D-2718, Type VI

3.      Mineral Surfaced Cap Sheet, ASTM D-3909

B.      Cant Strips: Fiber board, nominal 4" face.

C.      Asphalt: Steep Asphalt ASTM D-312-III

D.      Flashing Materials:

1. Asphalt Primer:      ASTM No. D41-70

2. Base Flashing:       Ruberoid Mop (granule), DynaFlex (granule), ASTM
No. D-412

3. Plastic Cement:      ASTM NO. D2822-69

4. Fibrated Aluminum Roof Coating ASTM D2824-85 Type III

PART 3-EXECUTION

3.1  PREPARATION OF ROOF DECKS

Decks shall be smooth, dry, and have a firm surface and be swept clean of all dust. All foreign material and coatings shall be removed. Roofing shall be applied only during dry weather.

3.2  ROOFING APPLICATION

Kraft paper shall be spot nailed prior to placement of the first ply sheet. Base ply shall be mechanically secured 9" on center at side laps and 18" on center on two lines 12" from each edge (staggered).

Berryfast, Bostitch and Senco systems may be used in accordance with the manufacturer's and Factory Mutual recommendations.

Ply sheet may be applied by a mechanical felt layer or rolled into hand mopping of hot bitumen. It shall be shingled in, free of buckles and fishmouths. Each ply shall be so laid so that the flow of water is over or parallel to (but never against) the lap. End laps shall be a minimum of 12 inches apart. Embed the full 36 inch width of each ply in hot bitumen. The hot bitumen shall be applied at a nominal rate of 25 lb./100 square feet (minimum of 20 pounds and maximum of 35 pounds) of ply sheet on this slope.

BUILT-UP ROOFING                                                   SECTION 07500

The asphalt shall be sufficiently hot to insure a complete bond of ply to ply High melt = 375 (degrees) Fahrenheit minimum and 500 degree Fahrenheit maximum. Low melt 350 degree Fahrenheit minimum and 450 (degrees) Fahrenheit maximum) hand mopping. Brooming is required for both felt layers and hand mopping. Brooming is essential and must be done promptly and effectively to eliminate voids and insure adequate adhesion. A moderately soft, commercial type push-broom should be used for this purpose. When "rolling in" by hand, the mopping asphalt shall be kept within 6 feet of the roll. Keep the mop full and flow the asphalt on the roof. Do not scrub with mop.

Capsheet shall be applied over and parallel to the underlying roofing and lapped, so that the flow of water is over or parallel to but never against the laps. Embed capsheet into hot asphalt applied at a nominal rate of 25 lbs./100 square feet with 2" side and end laps. End laps to be broken not less than 3 feet apart. The capsheet shall be applied free of buckles, wrinkles, blisters, fishmouths or voids of any description between it and the mopping asphalt.

Tension shall be placed on the ends of capsheet lengths as they are placed to insure that the sheet lies flat in the asphalt.

Weather conditions, such as temperature, wind, sun, etc., must be given consideration when the temperature gets below 50 F. as cracks, non-adhesion, and fishmouths are more likely to occur. Loose granules shall be embedded into overrun of hot asphalt at side and end laps.

3.3  ASPHALT

The appropriate temperature of asphalt at the point of application is critical to the construction of a good waterproofing membrane. For best results in application, asphalt should be at the Equiviscous
Temperature, at the point of application (mop bucket, mechanical mopper or felt layer).

If this approximate temperature cannot be maintained at the point of application, operations shall be discontinued. In order to achieve this EVT temperature at the point of application, the asphalt must be heated to a higher temperature in the kettle or tanker.

Overheating of asphalts for extended periods of time (i.e. overnight) can modify their physical properties and thus their ability to perform the waterproofing function. Periodically, roof samples will be tested for conformances to ASTM standards by Owner's Engineer.

          Asphalt shall not be heated above the following maximum temperature:

                   Steep           Type III          Kettle Temperature 500 F

3.4  FLASHINGS

A. Materials for metal flashings and galvanized sheet metal gravel stops are specified in Section 07600.

B.      Flashing of roofing shall conform to the following requirements:

1. Apply asphalt primer to vertical wall surfaces, to which the flashing is to be applied, to 4" above top edge of cant strip.

C. Roof Penetrations: Turn back edges of first roofing sheet over succeeding sheets at penetrations through roof to form a dam against flow of asphalt through hole in deck. Place galvanized metal roof jacks on top layer of felts set in mastic. Seal flanges by layering with 1 (8") strip of ply set in hot asphalt then overlay with a 10" strip of roofing ply set in hot asphalt. Extend capsheet to edge of penetrations and seal with mastic at joint.

D. Ring-Type Drains: Remove ring, clamps and flashing. Thoroughly clean drains and apply flashing compound 1/8 inch thick in ring groove base of outlet. Apply base and ply sheets per specifications, extending all plies

BUILT-UP ROOFING                                                   SECTION 07500

        and moppings over the surface of the drain base (under clamping ring). Metal shall be a minimum 30" square lead (2 1/2 lb. to 4 lb.).

Metal flashing shall be primed on both sides and allow to dry prior to embedment in a solid uniform layer of flashing cement metal and flashing cement shall extend over the drain base (under the clamping ring). Apply two stripping plies of felt over the built-up plies and clamping ring with the first ply extending at least 4" beyond the outer edge of the flange. The second ply shall extend beyond the first ply a minimum of 2". Install cap sheet as specified. Set the clamping ring in a solid uniform layer of plastic cement and tighten.

3.5  CLEANUP

A. At completion of roofing, remove all tools and implements from the site.

B. Remove all excess materials, cartons, and wrappings from site; clean off spattering from adjacent surfaces.

If spatterings cannot be cleaned off, Contractor shall be responsible for having a contractor specializing in the damaged finish repair the surface to its specified condition.

                                 **END OF SECTION**



FLASHING AND SHEET METAL                                           Section 07600

PART 1 - General

1.1  RELATED DOCUMENTS

The standard provisions of LANDMARK ASSET MANAGEMENT GROUP and Special Provisions shall apply to all work of this section.

1.2  DESCRIPTION OF WORK

Flashing details shall be in accordance with the approved roofing system manufacturer's recommendations for the wall, edge and projection conditions. Metal shall be primed with cut-back primer prior to the installation.

Collars and flanges shall be flashed as per the roofing system. All walls shall be completely cleaned and primed to receive new flashings. Cant strips shall be installed at all angles.

1.3  JOB CONDITIONS

Do not proceed with the installation of flashing and sheet metal work until curb and substrate construction, cant strips, blocking, reglets and other construction to receive the work are completed and inspected by the on site inspector or the Owner's representation.

PART 2 - PRODUCTS

2.1 MATERIALS (WHERE NEW MATERIALS ARE REQUIRED)

A.      Metal Flashing (and Counter Flashing):

1. Zinc-Coated Steel Sheet: Commercial quality carbon steel sheets with minimum 0.20 percent copper content, complying with ASTM A526; hotdip galvanized to comply with ASTM A525, G90, mill phosphatized to receive paint finish, 24 gauge thickness, except as otherwise indicated.

B.      Miscellaneous Materials:

1. For metal work, provide the type of solder and fasteners recommended by the producer of the metal sheets, for fabrication and installation.

2.      Roofing Cement: FS-SS-C-153, Type I asphaltic base.

3.      Bituminous Coating: FS-TT-C-494, or Mil-C-18480, or SSPC-
Paint 12, cold applied bituminous mastic, compounded for 15-mil, dry-film-thickness coating.

Comply with metal producer's recommendations for tinning, soldering, and cleaning flux from metal.

2.2  FABRICATED PRODUCTS

A.      Fabricated Metal Flashing and Trim:

1. Shop-fabricate metal flashing, trim, expansion joints and similar items to comply with profiles and sizes existing and to comply with standard industry details as shown by SMACNA in the "Architectural Sheet Metal Manual." Except as otherwise indicated, provide soldered, flatlock seams and fold back metal to form a hem on the concealed side of exposed edges. Comply with metal producer's recommendations for tinning, soldering, and cleaning flux from metal.

FLASHING AND SHEET METAL                                           Section 07600

PART 3 -- EXECUTION

3.1  GENERAL INSTALLATION REQUIREMENTS

A. Comply with Manufacturer's instructions and recommendations for handling and installation of flashing and sheet metal work.

B. Performance: Coordinate the work with other work for the correct sequencing of items which make up the entire membrane or system of weatherproofing or waterproofing and rain drainage. It is required that the flashing and sheet metal work be permanently watertight, and that flashing meet the requirements for the flashing endorsement specified in Section 07500.

3.2  INSTALLATION OF METAL WORK

A. Comply with details and profiles as existing and comply with SMACNA. "Architectural Sheet Metal Manual" recommendations for installation of the work, where practical, or as directed by the Owner's Agent.

B. Comply with metal producer's recommendations for tinning, soldering and cleaning the joints.

C. To provide for thermal expansion, all exposed sheet metal work shall not exceed 10 feet in length. Nailing of sheet metal shall be accordance with SMACNA, where practical, or as directed by the Owners Agent.

D. Conceal fasteners and expansion provisions wherever possible. Fold back edges on concealed side of exposed edges to form a hem.

E. Unless noted otherwise, separate dissimilar metals with a coating of neoprene base paint or approved neoprene or rubber tape.

1.      Painting by other contractors.


                                 **END OF SECTION**

                             FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made as of June 4, 1999, by and between G&I WALSH LLC, a Delaware limited liability company ("Lessor"), and EXODUS COMMUNICATIONS, INC., a Delaware corporation ("Lessee").

                                  R E C I T A L S

A. Lessor and Lessee have previously entered into that certain Standard Industrial/Commercial Single-Tenant Lease-Net, dated as of January 29, 1999, with attached Addendum (the "Original Lease"), covering certain premises commonly known as 2401 Walsh Avenue, Santa Clara, California (the "Premises").

B. Lessor and Lessee are also concurrently with the execution of this Amendment entering into a Standard Industrial/Commercial Single-Tenant Lease-Net, covering certain premises commonly known as 2403 Walsh
Avenue, Santa Clara, California (the "2403 Walsh Lease").

C. Lessor and Lessee desire to amend the Original Lease in connection with entering into the 2403 Walsh Lease, in order to add a cross-default provision and certain other technical amendments, as more fully set forth hereinbelow.

NOW THEREFORE, in consideration of the agreements of Lessor and Lessee herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Use of Terms. As used herein, terms shall have the same meanings as in the Original Lease. The term "Lease" as used in the Original Lease and in this Amendment shall mean the Original Lease as modified by this Amendment.

2. Cross-Default Provision. In addition to the events set forth in Paragraph 13.1 of the Original Lease (including Paragraph 13.1 of the Addendum thereto), the occurrence of any Breach under (and as defined
in) the 2403 Walsh Lease shall constitute a Breach under the Lease, and Lessor shall have all rights and remedies available under the Lease in the event of a Breach as result thereof.

3.      Technical Amendments.

(a) Paragraph 7.1(a) of the Original Lease is amended by adding the words "and Paragraphs" in the first line thereof, immediately following the interlineated words "Addendum 2.2" and preceding the words "2.3 (Compliance)".

(b) Paragraph 39(b) of the Addendum to the Original Lease is amended by deleting the words "one hundred fifty (150)", appearing at the end of the third line and beginning of the fourth line thereof, and substituting the words "one hundred twenty (120)" therefor.

(c) Paragraph 50 of the Addendum to the Original Lease is amended by: (i) adding the words "or its designee" on the 20th line thereof, immediately following the words "Lessee agrees that Lessor" and preceding the word "may", and (ii) deleting the words "Paragraph 29" appearing on the fourth line from the end of Paragraph 50, and substituting the words "Paragraph 50" therefor.

4. Counterparts; Facsimile Signatures. This Amendment may be signed in counterparts, and delivered by facsimile, and such facsimile counterparts shall be valid and binding on Lessor and Lessee with the same effect as if original signatures had been exchanged.

5. Ratification. The Original Lease, as modified hereby, is hereby ratified and confirmed in all respects.

6. Successors and Assigns. This Amendment shall bind and inure to the benefit of Lessor and Lessee and their respective legal representatives and successors and assigns.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date first above written.

                  Lessee: EXODUS COMMUNICATIONS, INC.
                          a Delaware corporation,

                          By: /s/    ADAM WEGNER
                          Name:  Adam Wegner
                          Title:  Vice President and  General Counsel

                  Lessor: G&I WALSH LLC,
                          a Delaware limited liability company

                            By:     G&I Investment Walsh  LLC,
                                    a Delaware limited  liability company, its
                                    managing member

                                    By:     G&I Investment  Walsh Corp.,
                                            a Delaware  corporation, its
                                            managing member
                                            By:     /s/  BRIAN T. SUMMERS
                                            Name:  Brian T. Summers
                                            Title:  Vice President